United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on November 10, 2006. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of September 30, 2006, and was previously included in the Company's third quarter Form 10-Q report filed on November 1, 2006.

Message from the President, CEO and Chairman of the Board

Net income increased 7% for the third quarter at Kansas City Life Insurance Company, rising to $9.5 million or $0.80 per share from $8.9 million or $0.75 per share a year earlier. Net income for the nine months increased 6% to $26.8 million or $2.26 per share from $25.3 million or $2.12 per share in 2005. The increase in earnings for both periods was due to increased revenues, including a 2% increase during the third quarter and a 1% increase for the nine months.

The growth in revenues was $2.3 million during the third quarter and was primarily the result of increased premiums and improvement in realized investment gains. Growth in revenues during the nine months reflected increases in net investment income, realized investment gains, and other revenues totaling $2.6 million.

Deposits from new universal life sales increased 16% for the third quarter and 7% for the nine months. New individual life insurance premiums declined for the third quarter and nine months, but new variable universal life deposits increased for both periods. New deposits from fixed deferred and variable annuities continued to decline due to competitive factors, while group accident and health sales increased for the quarter and year-to-date as a result of improved group dental sales.

Net investment income declined 1% in the third quarter but increased 1% for the nine months. Interest rates have generally increased over the prior year and the increase has helped improve investment yields. Offsetting the improved yields, the Company’s invested assets declined for both the third quarter and the nine months compared with the same periods a year ago. Increased surrenders of life insurance policies and lower sales of annuities contributed to the lower level of invested assets.

Policyholder benefits increased 4% for the third quarter, primarily due to increased death benefits, but decreased 1% for the nine months. Death benefits increased in both the third quarter and nine months compared with the prior year, while interest credited to policyholder account balances declined 1% for the third quarter and 2% for the nine months. Interest credited has declined primarily due to reduced policyholder account balances.

Today’s financial services environment is intensely competitive, but Kansas City Life believes that there are many unique opportunities for success and growth. At Kansas City Life, Security Assured is built and honored over time. The Company’s core strengths of a solid financial base, emphasis on growth, a commitment to those we serve and steady earnings, position us well to meet today’s and tomorrow’s challenges. While we acknowledge the ever-present challenges, we are pleased with the results we have attained and we look forward to continuing the Company’s achievements as we conclude 2006.

Additionally, the Kansas City Life Board of Directors approved a quarterly dividend of $0.27 per share to be paid November 14, 2006, to shareholders of record as of November 9, 2006.

Consolidated
Balance Sheets
(Thousands)
	September 30	December 31
	2006	2005
	(Unaudited)
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,744,720	$2,865,476
Equity securities available
for sale, at fair value	58,368	52,775
Mortgage loans	464,281	458,668
Short-term investments	21,417	46,383
Other investments	221,782	185,137

Total investments	3,510,568	3,608,439

Cash	3,317	10,985
Deferred acquisition costs	221,009	226,963
Value of business acquired	84,473	89,505
Other assets	261,024	254,620
Separate account assets	377,179	367,860
Total assets	$4,457,570	$4,558,372

Liabilities
Future policy benefits	$853,199	$860,284
Policyholder account balances	2,214,779	2,278,418
Notes payable	18,033	27,282
Income taxes	33,744	40,155
Other liabilities	278,655	304,154
Separate account liabilities	377,179	367,860

Total liabilities	3,775,589	3,878,153

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	25,566	25,063
Retained earnings	774,007	756,807
Accumulated other
comprehensive loss	(21,672)	(8,406)
Less treasury stock	(119,041)	(116,366)

Total stockholders’ equity	681,981	680,219

Total liabilities and equity	$4,457,570	$4,558,372

See accompanying Notes to Consolidated Financial Statements (Unaudited).

Consolidated
Statements of Income (Unaudited)
(Thousands, except share data)

	Quarter ended		Nine Months ended
	September 30		September 30
	2006	2005	2006	2005
Revenues
Insurance revenues:
Premiums	$43,321	$42,275	$131,602	$134,736
Contract charges	28,364	28,525	86,217	85,422
Reinsurance ceded	(13,397)	(13,605)	(40,622)	(41,304)
Total insurance revenues	58,288	57,195	177,197	178,854
Investment revenues:
Net investment income	48,995	49,340	146,731	144,991
Realized investment gains (losses)	757	(94)	2,397	863
Other revenues	3,330	2,617	8,835	7,833
Total revenues	111,370	109,058	335,160	332,541

Benefits and expenses
Policyholder benefits	43,625	42,120	129,794	131,555
Interest credited to policyholder account balances	22,295	22,624	67,356	68,532
Amortization of deferred acquisition costs
and value of business acquired	10,623	10,751	32,939	31,519
Operating expenses	21,535	21,397	67,616	66,220
Total benefits and expenses	98,078	96,892	297,705	297,826

Income before income tax expense	13,292	12,166	37,455	34,715

Income tax expense	3,766	3,264	10,631	9,428

Net income	$9,526	$8,902	$26,824	$25,287

Per common share:
Net income, basic and diluted	$0.80	$0.75	$2.26	$2.12

Cash dividends	$0.27	$0.27	$0.81	$0.81

See accompanying Notes to Consolidated Financial Statements (Unaudited).

Consolidated
Statements of Cash Flows (Unaudited)
(Thousands)
	Nine Months ended
	September 30
	2006	2005

Operating activities
Net cash provided (used)	$(6,194)	$29,828

Investing activities
Purchases of investments:
Fixed maturity securities	(193,177)	(434,355)
Equity securities	(9,737)	(4,123)
Mortgage loans	(45,787)	(76,158)
Other investment assets	(44,401)	(11,244)
Sales of investments:
Fixed maturity securities	83,029	127,320
Equity securities	1,123	4,738
Other investment assets	32,206	51,736
Maturities and principal paydowns
of other investments	241,362	373,795
Net additions to property and
equipment	(1,097)	(633)
Net cash provided	63,521	31,076

Financing activities
Proceeds from borrowings	55,796	26,064
Repayment of borrowings	(65,045)	(84,602)
Deposits on policyholder account
balances	153,437	188,149
Withdrawals from policyholder
account balances	(202,000)	(181,386)
Net transfers from separate accounts	13,186	1,468
Change in other deposits	(8,573)	(1,299)
Cash dividends to stockholders	(9,624)	(9,658)
Net acquisition of treasury stock	(2,172)	(1,032)
Net cash used	(64,995)	(62,296)

Decrease in cash	(7,668)	(1,392)
Cash at beginning of year	10,985	4,147

Cash at end of period	$3,317	$2,755

See accompanying Notes to Consolidated Financial Statements (Unaudited).

Notes

•	Comprehensive income (loss) was $46.5 million and ($22.7) million for the third quarter of 2006 and 2005; and $13.5 million and $4.7 million for the nine months ended September 30, 2006 and 2005, respectively. This varies from net income largely due to unrealized gains or losses on investments.

•	Income per common share is based upon the weighted average
number of shares outstanding for the nine months, 11,888,046 shares (11,925,389 shares - 2005).

•	These interim financial statements are unaudited but, in management's opinion, include all adjustments necessary for a fair presentation of the results and are included in the Company's Form 10-Q as filed with the
Securities and Exchange Commission.

Please refer to the Company's Form 10-Q and the Company's Annual Report
on Form 10-K at www.kclife.com.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By:William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

November 10, 2006

(Date)